UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): SEPTEMBER 15, 2015

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (865) 694-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2015, Scripps Networks Interactive, Inc. (the “Company”) discussed in an exhibit to its Current Report on Form 8-K certain debt that was to be assumed as part of the Company’s acquisition of N-Vision B.V. (“N-Vision”) for a majority of the shares of TVN S.A. (“TVN”) and subsequent tender offer for the remaining outstanding shares of TVN.

On September 15, 2015, TVN, a subsidiary of N-Vision, made a pre-payment of 45.1 million Euros on its outstanding Senior Notes due 2020.  The payment amount included principal of 43.0 million Euros, accrued interest of 0.8 million Euros and premium of 1.3 million Euros.  Under the terms of the Senior Notes due 2020, TVN has the right to make a payment of 10% of the original principal amount in each rolling twelve month period without an early pre-payment penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: September 21, 2015	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial Officer